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                                                                  EXHIBIT 16.1




                                 SMITH & COMPANY
                      dba CHILD, SULLIVAN & COMPANY, CPA'S
                          4764 South 900 East, Suite 1
                         Salt Lake City, Utah 84117-4977
                                 (801) 281-4700
                               fax: (801) 281-4701


December 22, 2004


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K Current Report dated December 20, 2004 of Kahiki Foods, Inc. and are in agreement with the statements contained in the first and second paragraphs of that Item as they pertain to Child, Sullivan & Company. We have no basis to agree or disagree with any other statements of Kahiki Foods, Inc. contained therein.

                                                    Very truly yours,


                                                    Child, Sullivan & Company